Exhibit 3 (VI)


                             AMENDED  BY-LAWS
                                    OF
                     EVERLASTING  INTERNATIONAL,  LTD.

                           ARTICLE  I - OFFICES

      The principle office of the corporation shall be located in the State of California, City of Newport Beach, County of Orange. The corporation may have such other offices, either within or without the state of incorporation as the board of directors, in its sole discretion, may designate or as the business of the corporation may from time require.

                        ARTICLE  II - STOCKHOLDERS

1.   ANNUAL MEETING.

      The annual meeting of the stockholders shall be held on the 20th of January in each year, beginning with the year 1987 at the hour of 10:00 o'clock A.M. for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday such meeting shall be held on the next succeeding business day. The Chairman of the Board, or in the absence of a Chairman, the Director so appointed by the majority of Directors serving on the Board of Directors, shall preside over the meeting.

2.   SPECIAL MEETINGS.

      Unless otherwise prescribed by statue, special meetings of the stockholders, for any purpose or purposes, may be called by the President or any other Executive Officer or by any Director, and shall be called by the President at the request of the holders of not less than ten per cent (10%) of all of the then outstanding shares of the corporation entitled to vote at the meeting. The Chairman of the Board, or in the absence of a Chairman, the Director so appointed by the majority of Directors serving on the Board of Directors, shall preside over the meeting.

3.   INFORMAL ACTION BY STOCKHOLDERS.

      Pursuant to Article V of the Articles of Incorporation, unless otherwise prescribed by statue, any action required or permitted to be taken at a meeting of the shareholders, except election of Directors, may be taken without a meeting if a written consent thereto, setting forth the action so taken, is signed by shareholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. Said written consents shall be filed with the minutes of the proceedings of the shareholders.

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4.   PLACE OF MEETING.

      a. Unless otherwise prescribed by statute, the directors may designate any place, either within or without the state of incorporation, as the place of meeting for annual meeting or for any special meeting of stockholders called by the Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be principle office of the corporation.

      b. Stockholders may not participate in a meeting of stockholders by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear eachother unless said participation is authorized in the written notice sent to the stockholder or specifically authorized by the person presiding over such meeting. Participation in a meeting shall constitute presence at a meeting.

5.   NOTICE OF MEETING.

      a. Unless otherwise prescribed by statute, written notice of each meeting of stockholders, whether annual or special, stating the time and the place where the meeting is to be held, shall be served either personally or by mail, not less that ten (10) or more than sixty (60) days before the meeting, upon each stockholders of record entitled to vote at the meeting, and to any other stockholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If, at any meeting, action is proposed that would, if taken, entitle stockholders to receive payment for their shares pursuant to statute, the notice of such meeting shall include a statement of that purpose and to that effect. If notice mailed, it shall be directed to each stockholder at his or her address, as it appears on the records of the stockholders of the Corporation, unless a stockholder shall have previously filed with the Secretary of the Corporation a written request that notices intended for him or her to be mailed to some other address, in which case, it shall be mailed to the address designated in such request.

      b. Notice of any meeting need not be given to any person who may become a stockholder of record after the mailing of such notice and prior to the meeting, or to any stockholder who attends such meeting, in person or by proxy, or submits a signed waiver of notice either before or after such a meeting. Notice of any adjourned meeting of stockholders need not be given unless otherwise required by statute.

     c. Pursuant to NRS 78.320, in no instance where action is authorized by written consent need a meeting of shareholders be called or notice given. The written consent must be filed with the minutes of the proceedings of the shareholders.

6.   CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.

     a. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, seven
(7) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least seven (7) days immediately preceding such meeting.

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      b.    In lieu of closing the stock transfer books, the Directors  may fix in advance a date as the record date for any such determination of stockholders entitled to notice of or to vote at a meeting of stockholders, and such date fixed shall not in any case be more than ten (10) days and, in the case of a meeting of stockholders, not less than seven (7) days,
prior   to  the  date  on  which  the  particular  action  requiring   such
determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the directors declaring such dividend is adopted, as the case may be, shall be
the   record   date  for  such  determination  of  stockholders.   When   a
determination  of  stockholders  entitled  to  vote  at  any   meeting   of
stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

7.   VOTING LISTS.

      The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least 30 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of seven days prior to such meeting, shall be kept on file at the principle office of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at the meeting of stockholders.

8.   QUORUM.

      a. Except as otherwise provided herein, or by statute, or in the Articles of Incorporation (such articles and any amendments thereof being hereafter collectively referred to as the "Articles of Incorporation"), at all meetings of the stockholders of the Corporation, the presence at the commencement of such meetings in person or by proxy of stockholders holding of record fifty-one percent (51%) of the total number of shares of the Corporation then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any stockholder after commencement of the meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

      b. Provided sufficient notice has been given to all stockholders, the vote of stockholders who hold at least a majority of the voting power present at a meeting at which a quorum is present is the act of the stockholders.

      c. Despite the absence of a quorum at any annual or special meeting of stockholders, the stockholders present, by a majority of the votes cast by the holders entitled to vote thereat, may adjourn the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted at the meeting as originally called if a quorum had been present.

9.   PROXIES.

      At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at a time of the meeting.

10.  VOTING.

      a. Except as otherwise provided by statute or the Articles of Incorporation, any corporate action, other than election of directors, to be taken by the vote of the stockholders, shall be authorized by a majority of votes cast at a meeting of stockholders by the holders of such shares entitled to vote thereat.

      b. Except as otherwise provided by statute or the Articles of Incorporation, at each meeting of stockholders, each holder of record of stock of the Corporation entitled to vote thereat, shall be entitled to one vote for each share of stock registered in his, her or its name on the books of the Corporation. Cumulative voting in elections of Directors and all other matters brought before stockholders meeting, whether they be annual or special, shall not be permitted.

      c. Each stockholders entitled to vote or to express consent or dissent without a meeting, may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the stockholder himself, herself or itself, or by his or her or its attorney-in-fact thereunto duly authorized in writing. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the person executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Secretary of the Corporation at the meeting and shall be filed with the minutes of the meeting.

     d. Any action, except election of directors, which may be taken by a vote of stockholders at a meeting, may be taken without a meeting if authorized by written consent of shareholders holding at least a majority of the voting power; provided that if a greater proportion of voting power is required by such action at such meeting, then such greater proportion of written consents shall be required.

11.  ORDER OF BUSINESS.

     The order of business at all meetings of the stockholders, shall be as follows:
          1.   Roll Call
          2.   Proof of Notice of meeting or waiver of notice.
          3. Reading, correcting, and approving of minutes of the preceding meeting.
          4.   Reports of Officers.
          5.   Reports of Committees.
          6.   Election of Directors.
          7.   Unfinished Business
          8.   New Business.

                     ARTICLE  III - BOARD OF DIRECTORS

1.   GENERAL POWERS.

      The business, affairs, property, and interests of the Corporation shall be managed and controlled by its Board of Directors. The Board of Directors may exercise all powers of the Corporation, except as are in the Articles of Incorporation or by statute expressly conferred upon or reserved to the shareholders. The Directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation, as they may deem proper, not inconsistent with these By-laws or the laws of the State of Nevada or the laws of the United States.

2.   NUMBER, TENURE AND QUALIFICATIONS.

      a. The directors of the Corporation shall consist of a board of not less than three (3) nor more than twenty-five (25), unless and until otherwise determined by vote of a majority of the entire Board of Directors who shall perform such duties and have such authority as usually pertains to such directors and officers of a corporation or as may be prescribed by the Board of Directors from time to time.

      b. Except as otherwise provided in the Articles of Incorporation or these By-laws, the members of the Board of Directors of the Corporation, who need not be stockholders, shall be elected by a majority of votes cast at a meeting of stockholders, by the holders of shares of stock present in person or by proxy, entitled to vote at the election.

      c.   Each director shall hold office until the next annual meeting of
stockholders,  and  until  his  successor  shall  have  been  elected   and
qualified, or his prior death, resignation or removal.

3.   ANNUAL AND REGULAR MEETINGS;  NOTICE

      a. A regular annual meeting of the Directors, shall be held without notice other than this By-law immediately after, and at the same place as, the annual meeting of stockholders.

      b. The Directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than such resolution.

     c. Notice of any regular meeting of the Board of Directors shall not be required to be given and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given to each director who shall not have been present at the meeting at which such change was made within the time limited, and in the manner set forth in Paragraph (b) Section 4 of this Article III, with respect to special meetings, unless such notice shall be waived in the manner set forth in Paragraph (c) or such Section 4.

4.   SPECIAL MEETINGS;  NOTICE

      a. Special meetings of the Directors may be called by or at the request of the President or any two Directors, at such time and place as may be specified in the respective notices or waivers of notice thereof.

      b. Except as otherwise required by statute, notice of special meetings shall be mailed directly to each director, addressed to him or her at his or her residence or usual place of business, at least three (3) business days prior to the day on which the meeting is to be held, or shall be sent to him or her at such place by telegram, radio or cable, or shall be delivered to him or her personally or given to him or her orally, not later than the day before the day on which the meeting is to be held. A notice, or waiver of notice except as required by Section 8 of this Article III, need not specify the purpose of the meeting.

      c. Notice of any special meeting shall not be required to be given to any director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of notice to him or her, or any director who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.

5.   CHAIRMAN.

      At all meetings of the Board of Directors, the Chairman of the Board, if any and if present, shall preside. If there shall be no Chairman, or he or she shall be absent, then a Chairman shall be chosen by a majority of the directors present who shall preside at that meeting only.

6.   QUORUM AND ADJOURNMENTS.

      Except as otherwise provided by law, the Articles of Incorporation or these By-laws, at any meeting of the Board of Directors, the presence of at least a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business; but if less than said number is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

7.   MANNER OF ACTING.

      a. At all meetings of the Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he or she may hold.

      b. Except as otherwise provided by statute, by the Articles of Incorporation, or these By-laws, the action of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

      c. Unless otherwise required by amendment to the Articles of Incorporation or statute, any action required or permitted to be taken at any meeting of the Board of Directors or any Committee thereof may be taken without a meeting if a written consent thereto is signed by all the members of the Board or Committee. Such written consent shall be filed with the minutes of the Board or Committee.

      d. Unless otherwise prohibited by amendments to the Articles of Incorporation or statute, members of the Board of Directors or of any Committee of the Board of Directors may participate in a meeting of such Board or Committee by means of a telephone conference network or a similar communications method by which all persons participating in the meeting can hear each other. Such participation is constituted presence of all of the participating persons at such meeting, and each person participating in the meeting shall sign the minutes thereof, which may be signed in counterparts.

8.   NEWLY CREATED DIRECTORSHIP AND VACANCIES.

      At any regular or special meeting newly created directorships resulting from an increase in the number of directors or vacancies occurring in the Board for any reason, except the removal of directors without cause, may be filled by a vote of a majority of the remaining
directors  then  in office, although less than a quorum exists.   Vacancies
occurring by reason of the removal of directors without cause shall be filled by vote of the stockholders at the meeting at which the removal was effected. A director elected to fill a vacancy caused by resignation, death, removal, inability to act or otherwise shall be elected to hold office for the unexpired term of his predecessor.

9.   REMOVAL OF DIRECTORS.

      Any or all of the directors may be removed with or without cause at any time by affirmative vote of the stockholders holding of record in the aggregate at least a majority of the outstanding shares of stock of the Corporation at a special meeting of the stockholders called for that purpose, and may be removed for cause by the action of the Board of Directors.

10.  RESIGNATION.

      A director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

11.  COMPENSATION.

      No compensation shall be paid to directors, as such, for their services, but by resolution of the Board of Directors a fixed sum and expenses for actual attendance at each regular or special meeting of the Board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

12.  PRESUMPTION OF ASSENT.

      A director of the corporation who is present at a meeting of the directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

13.  EXECUTIVE AND OTHER COMMITTEES.

      The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive committee and other committees, and alternative members thereof, as they may deem desirable, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board.

                          ARTICLE  IV - OFFICERS

1.   NUMBER;  QUALIFICATION;  ELECTION AND TERM OF OFFICE.

      a. The officers of the Corporation shall consist of a President, a Secretary and a Treasurer, and such other officers, including a Chairman of the Board of Directors, and one or more Vice Presidents, as the Board of Directors may from time to time deem advisable. Any officer other than the Chairman or Vice Chairman of the Board of Directors may be, but is not required to be, a director of the Corporation. Any two or more offices may be held by the same person.

      b. The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of the stockholders.

      c. Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been elected and qualified or until his death, resignation or removal.

3.   RESIGNATION.

      Any officer may resign at any time by giving written notice of such resignation to the Board of Directors or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

4.   REMOVAL.

      Any officer or agent elected or appointed by the directors may be removed, either with or without cause, and a successor elected by a majority vote of the Board of Directors at any time.

5.   VACANCIES.

      A vacancy in any office because of death, resignation, inability to act, removal, disqualification or otherwise, may at any time be filled for the unexpired portion of the term by a majority vote of the Board of Directors.

6.   DUTIES OF OFFICERS.

      Officers of the Corporation shall, unless otherwise provided by the Board of Directors, each have powers and duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in these By-laws, or may from time to time be specifically conferred or imposed by the Board of Directors. The President shall be the chief executive officer of the Corporation.

7.   PRESIDENT.

      Subject to the provisions of Article III, paragraph 5 of these By-laws, the President shall be the chief executive officer of the Corporation and, subject to the control of the directors, shall in general supervise and control all of the business and affairs of the Corporation. He or she shall, when present, preside at all meetings of the stockholders and of the directors. He or she may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the directors or by these By-laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the directors from time to time.

8.   VICE - PRESIDENT.

     In the absence of the President or in event of his death, inability or refusal to act, the Vice President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties as from time to time may be assigned to him by the President or by the directors.

9.   SECRETARY.

      The Secretary shall keep the minutes of the stockholders' and of the directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these By-laws or as required, be custodian of the corporate records and of the seal of the corporation and keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder, have general charge of the stock transfer books of the Corporation, and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the directors.

10.  TREASURER.

      If required by the directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the directors shall determine. He shall have charge and custody  of  and  be  responsible  for all  funds  and  securities  of  the
Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with these By-laws and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the directors.

11.  SALARIES.

      The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

12.  SURETIES AND BONDS.

      The Board of Directors may require any officer, employee or agent of the Corporation to execute to the Corporation a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his or her duties to the Corporation, including responsibility for negligence for the accounting of all property, funds or securities of the Corporation which may come into his hands.

13.  SHARES OF STOCK OF OTHER CORPORATIONS.

      Whenever the Corporation is the holder of stock of any other corporation, any right or power of the Corporation as such stockholder (including the attendance, acting and voting at stockholders' meetings and the execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, any Vice President or such other person as the Board of Directors may authorize.

            ARTICLE  V - CONTRACTS, LOANS, CHECKS AND DEPOSITS

1.   CONTRACTS.

     a. No contract or other transaction between this Corporation and any other person, corporation or entity shall be impaired, affected or invalidated, nor shall any director be liable in any way by reason of the fact that one or more of the directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporations, provided that such facts are disclosed or made known to the Board of Directors, prior to their authorizing such transaction.

      b. Any director, personally and individually, may be a party to or may be interested in any contract or transaction of this Corporation, and no directors shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors prior to their authorization of such contract or transaction, and provided that the Board of Directors shall be authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such Director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This section shall not be construed to impair, invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

2.   LOANS.

      No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

3.   CHECKS, DRAFTS, AND OTHER EVIDENCE OF INDEBTEDNESS.

      All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

4.   DEPOSITS.

     All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                       ARTICLE  VI - SHARES OF STOCK

1.   CERTIFICATES  OF  STOCK.

      Certificates representing shares of the Corporation's stock shall be in such form as shall be adopted by the Board of Directors. Such certificates shall be signed by the (1) the Chairman of the Board, the President or a Vice President and (2) the Secretary, the Treasurer or any Assistant Secretary or Assistant Treasurer. All certificates for shares shall be consecutively numbered or otherwise identified and shall bear the name and address of the holder, the number of shares, the date of issue, and the Corporate Seal.

2.   TRANSFER OF SHARES.

      (a) Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares of stock of the Corporation with an assignment or power of transfer endorsed thereon or delivered therewith or accompanied by other proper evidence of succession evidencing assignment or authority to transfer, it shall be the duty of the Corporation to cancel the old certificate and issue a new certificate to the person entitled thereto; and every such transfer shall be entered on the transfer book of the Corporation which shall be kept at its principle office. The Corporation may require any proof of the authenticity of the signature and of authority to transfer and of payment of taxes as the Corporation or its agents may require.

      (b) The Corporation shall be entitled to treat the holder of record of any share as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares of stock on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Nevada or the United States.

3.   LOST OR DESTROYED CERTIFICATES.

      The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in place of any certificate theretofore issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his or her legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper to do so.

4.   RECORD DATE.

      In lieu of closing the stock ledger of the Corporation, the Board of Directors may fix, in advance, a date not exceeding sixty (60) days, nor less than ten (10) days, as the record date for the determination of stockholders entitled to receive notice of, or to vote at, any meeting of stockholders, or to consent to any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividends or allotment of rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be at the close of business on the day next preceding the day on which the notice is given, or, if no notice is given, the day preceding the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of stockholders of record entitled to notice of, or to vote at, any meeting of stockholders has been made, as provided for herein, such determination shall apply to any adjournment thereof, unless directors fix a new record date for the adjourned meeting.

                        ARTICLE  VII - FISCAL YEAR

      The fiscal year of the corporation shall end on the 30th day of September in each year, and may be changed by the Board of Directors from time to time subject to applicable law.

                         ARTICLE  VIII - DIVIDENDS

      Subject to applicable law, the Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions the Board may determine.

                            ARTICLE  IX - SEAL

      The Board of Directors shall provide a Corporate Seal which shall be in such form as shall be approved from time to time by the Board of Directors.

                       ARTICLE  X - WAIVER OF NOTICE

      Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of these By-laws or under the provisions of the Articles of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                         ARTICLE  XI - AMENDMENTS

1.   BY STOCKHOLDERS.

All By-Laws of the Corporation may be altered, amended or replaced and new By-Laws may be adopted by a vote of the stockholders representing a majority of all the shares issued and outstanding, at any annual stockholders' meeting or at any special stockholders' meeting when the proposed amendment has been set out in the notice of such meeting.

2.   BY  DIRECTORS.

      The Board of Directors shall have the power to make, adopt, alter, amend and repeal, from time to time, By-Laws of the Corporation, provided, however, that the stockholders entitled to vote with respect thereto as in this Article X above-provided may alter, amend or repeal By-Laws made by the Board of Directors, except that the Board of Directors shall have no power to change the quorum for meetings of stockholders or of the Board of Directors or to change any provisions of the By-Laws with respect to the removal of directors or of the filling of vacancies in the Board resulting from the removal by the stockholders. In any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of stockholders for the election of directors, the By-Laws so adopted, amended or repealed, together with a concise statement of the changes made.



                                ARTICLE XII
                            (Amended 12/21/96)

1. LIABILITY OF DIRECTORS AND OFFICERS. As fully as possible under the laws of the State of Nevada as they now exist and they may from time to time be revised, the Corporation intends that its directors and officers be protected from legal action by stockholders other persons (natural or otherwise) on account of service as directors or officers of the Corporation. No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer, or for any actions of the Corporation, to stockholders or any other person (natural or otherwise); provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (1) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (2) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification. (article added 12-7-98)

2. INDEMNIFICATION. No officer or Director shall be personally liable for any obligations of the corporation or for any duties or obligations arising out of any acts or conduct of said officer of Director performed for or on behalf of the corporation. Any person threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he, his testator or intestate representative is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against all reasonable expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudicated in such action, suit or proceeding or in connection with any appeal therein that such officer, director, employee or agent is liable for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law in the performance of his duties. (article added 12-7-98)

3.      AMOUNT    OF   INDEMNIFICATION.     Pursuant   to   the   foregoing
indemnification, the amount of indemnity to which any officer, director, employee or agent shall be entitled shall be those actual and reasonable expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and necessarily incurred by him, and the Corporation shall pay in advance or as they are incurred, any and all retainers, fees, costs, judgments, fines, amounts paid in settlement or other expenses incurred by any officer, director, employee or agent of the Corporation, in defending any threatened or pending civil or criminal action, suit or proceeding. (article added 12-7-98)

4. OTHER INDEMNIFICATION. The indemnification herein provided shall not be deemed exclusive of any other right to indemnification to which any person seeking indemnification may be under any by-law, agreement, vote of stockholders or disinterested Directors, or otherwise, both as to action taken in his official capacity and as to action taken in any other capacity while holding such office. It is the intent hereof that all officers, directors, employees and agents of the Corporation be and hereby are indemnified to the fullest extent permitted by the laws of the State of Nevada and these By-Laws. The indemnification herein provided shall continue as to any person who has ceased to be a Director, officer or employee, and shall inure to the benefit of the heirs, executors and administrators of any such person. (article added 12-7-98)

5. SETTLEMENT BY CORPORATION. The right of any person to be indemnified shall be subject always to the right of the corporation by the Board of Directors, in lieu of such indemnification, to settle any such claim, action, suit or proceeding at the expense of the corporation by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith. (article added 12-7-98)




                        CERTIFICATE  OF  PRESIDENT

      THIS IS TO CERTIFY that I am the duly elected, qualified and acting President of Everlasting International, Ltd., and that the above and foregoing By-Laws constituting a true original copy were duly adopted as the By-Laws of said Corporation as amended December 21, 1996.

     IN WITNESS WHEREOF, I have executed this Certificate at Newport Beach, California on this 21st day of December, 1996.



___________________________
Deng Shan, President